EXHIBIT 10.03.4

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                           Swank, Inc.
                         90 Park Avenue
                    New York, New York 10016




                                            As of January 1, 1992

Mr. James Tulin
180 Pond Crossing
Lawrence, New York, 11509

Dear Mr. Tulin:

     Reference is hereby made to the Agreement dated as of March 1, 1989 between Swank, Inc. (the "Corporation") and you concerning your employment as the Senior Vice President of the Corporation, as amended by a letter agreement dated January 4, 1990 between the Corporation and you (as amended, the "Existing Employment Agreement"). This letter will serve to confirm our agreement to amend the Existing Employment Agreement as of January 1, 1992 as follows:

     1. Paragraph 4 of the Existing Employment Agreement is hereby deleted in its entirety and the following new paragraph is hereby inserted in its place.

                "4.  For the full, prompt and faithful
           performance of the services to be rendered as aforesaid, the Corporation agrees to pay, and Tulin agrees to accept, (a) for the period beginning March 1, 1989 and ending December 31, 1989 a base salary at the rate of $150,000 per annum, (b) for the period beginning January 1, 1990 and ending December 31, 1990 a base salary at the rate of $180,000 per annum, (c) for the period beginning January 1, 1991 and ending December 31, 1991 a base salary at the rate of $163,000 per annum, (d) for the period beginning January 1, 1992 and ending December 31, 1992 a base salary at the rate of $185,000 per annum, and (e) for the period beginning January 1, 1993 and ending February 28, 1994 a base salary at the rate of $190,000 per annum, payable in such installments as shall be mutually agreed upon, and such additional compensation, if any, as the Board of Directors of the Corporation shall from time to time determine."


     2. This letter may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

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Mr. James Tulin
                               -2-



     3. This letter shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts or choice of law.


     4. Except as modified and amended by this letter, the Existing Employment Agreement shall remain and continue in full force and effect on and after the date hereof.

     If the foregoing correctly sets forth our understanding and agreement, kindly countersign this letter in the space provided below.


                                   Very truly yours,

                                   SWANK, INC.


                                   By:     /s/ A. C. Corsini

                                   Title:    Sr. V.P., CFO

ACCEPTED AND AGREED:


   /s/ James Tulin
     James Tulin